Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund, and Scudder-Dreman Small Cap Value Fund (formerly, Scudder Small Cap Value
Fund), (three of the series comprising Scudder Value Series, Inc.) in the Value Funds I and Value Funds II Prospectuses and "Auditors", "Independent Auditors and Reports to Shareholders", and "Financial Statements" in the Scudder Value Series Inc. Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A, No. 33-18477) of our reports dated January 6, 2002, January 10, 2002 and January 14, 2002 on the financial statements and financial highlights of Scudder Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, respectively, included in the respective Fund Annual Reports, each dated November 30, 2001.


/s/ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2002